EXHIBIT 22
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
 The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended September 21, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanislas Vilgrain	President,	November 1, 2002
Stanislas Vilgrain	Chief Executive Officer

/s/ Andreas Pfann	Chief Financial Officer,	November 1, 2002
Andreas Pfann	Treasurer and Corporate
Secretary (Principal Financial
And Accounting Official)